Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                        For the Month of December 1999
                     Distribution Date of January 18, 2000
                            Servicer Certificate #20

Original Pool Amount                                   $500,864,370.04



Beginning Pool Balance                                 $247,643,719.91
Beginning Pool Factor                                      0.494432694

Principal and Interest Collections:
     Principal Collected                                 $9,032,391.83
     Interest Collected                                  $1,908,840.54

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $333,297.68
Total Additional Deposits                                  $333,297.68

Repos / Chargeoffs                                         $333,991.33
Aggregate Number of Notes Charged Off                              115

Total Available Funds                                   $11,274,530.05

Ending Pool Balance                                    $238,277,336.75
Ending Pool Factor                                           0.4757323

Servicing Fee                                              $206,369.77

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $13,533,942.79
     Target Percentage                                           5.25%
     Target Balance                                     $12,509,560.18
     Minimum Balance                                    $10,017,287.40
     (Release) / Deposit                                ($1,024,382.61)
     Ending Balance                                     $12,509,560.18

Current Weighted Average APR:                                    9.300%
Current Weighted Average Remaining Term (months):                33.63

Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days           $1,738,298.83     1,560
                                 31 - 60 days            $520,502.54       449
                                 60+  days               $153,857.60       115

     Total:                                            $2,412,658.97     1,572

     Balances:                   60+  days             $3,296,824.11       115

Memo Item - Reserve Account
     Prior Month                                      $13,001,295.30
+    Invest. Income                                       $57,862.47
+    Excess Serv.                                        $474,785.02
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $13,533,942.79

Exhibit 20.5
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of December 1999

                                                                    NOTES
                                                   TOTAL            CLASS A           CLASS B
                                             $500,864,370.04    $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                            96.50%              3.50%
     Coupon                                                               5.94%              6.10%

Beginning Pool Balance                       $247,643,719.91
Ending Pool Balance                          $238,277,336.75

Collected Principal                            $9,032,391.83
Collected Interest                             $1,908,840.54
Charge - Offs                                    $333,991.33
Liquidation Proceeds / Recoveries                $333,297.68
Servicing                                        $206,369.77
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service      $11,068,160.28

Beginning Balance                            $247,643,719.91    $238,976,072.62      $8,667,647.29

Interest Due                                   $1,226,992.10      $1,182,931.56         $44,060.54
Interest Paid                                  $1,226,992.10      $1,182,931.56         $44,060.54
Principal Due                                  $9,366,383.16      $9,038,559.75        $327,823.41
Principal Paid                                 $9,366,383.16      $9,038,559.75        $327,823.41

Ending Balance                               $238,277,336.75    $229,937,512.87      $8,339,823.88
Note / Certificate Pool Factor                                           0.4757             0.4757
   (Ending Balance / Original Pool Amount)
Total Distributions                           $10,593,375.26     $10,221,491.31        $371,883.95

Interest Shortfall                                     $0.00              $0.00              $0.00
Principal Shortfall                                    $0.00              $0.00              $0.00
     Total Shortfall                                   $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                 $474,785.02
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                $13,533,942.79
(Release) / Draw                              ($1,024,382.61)
Ending Reserve Acct Balance                   $12,509,560.18

Exhibit 20.5
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month  of  December, 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   5                     4                      3                      2                   1
                                Aug-99                Sep-99                 Oct-99                  Nov-99              Dec-99
Beginning Pool Balance      $292,641,114.30      $279,636,388.77        $269,652,556.73        $259,151,164.71     $247,643,719.91

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $488,305.19          $416,686.00            $922,868.12            $339,586.98         $333,991.33
    Recoveries                $1,238,162.09        $1,010,509.68            $536,724.81            $388,832.71         $333,297.68

Total Charged Off (Months 5, 4, 3)                 $1,827,859.31
Total Recoveries (Months 3, 2, 1)                  $1,258,855.20
Net Loss / (Recoveries) for 3 Mos                    $569,004.11 (a)

Total Balance (Months 5, 4, 3)                   $841,930,059.80 (b)

Loss Ratio Annualized  [(a/b) * (12)]                   0.81100%

Trigger:  Is Ratio > 1.5%                                     No
                                                                             Oct-99                  Nov-99              Dec-99

B)   Delinquency Trigger:                                                 $1,768,830.56          $2,068,551.45       $3,296,824.11
     Balance delinquency 60+ days                                              0.65597%               0.79820%            1.33128%
     As % of Beginning Pool Balance                                            0.86700%               0.83854%            0.92848%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                       2.49759%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer